UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007

SGX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51745 (Commission File Number)	06-1523147 (I.R.S. Employer Identification No.)

10505 Roselle Street, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 558-4850
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)   On December 13, 2007, the Board of Directors of the registrant accepted the resignation of Vijay Lathi from his positions as a member of the Board of Directors of the registrant (the “Board”) and as a member of the registrant’s Audit Committee, effective December 31, 2007.
     Also on December 13, 2007, the Board elected Joseph L. Turner as a member of the Board. The Board also appointed him as a member of the registrant’s Audit Committee, effective as of December 31, 2007, to replace Vijay Lathi on such Committee. Mr. Turner will serve as a Class III director, with a term expiring on the annual meeting in 2009. The Company is not aware of any transaction with Mr. Turner requiring disclosure under Item 404(a) of Regulation S-K. Mr. Turner will be paid an annual retainer of $25,000 for his service as a director and an additional annual retainer of $7,500 for his service as a member of the audit committee. In connection with Mr. Turner’s appointment as a member of the Board, Mr. Turner was granted, under the registrant’s 2005 Non-Employee Directors’ Stock Option Plan, a stock option to purchase 12,500 shares of the registrant’s common stock at an exercise price per share of $5.00, which was the fair market value of the registrant’s common stock on the date of grant. All of the fees payable to Mr. Turner and the stock option are in accordance with the registrant’s current policy on director compensation. As a non-employee director, Mr. Turner will also be eligible for annual stock option grants during his term, which under the registrant’s current policy would annually be for 10,000 shares of the registrant’s common stock.
     From February 2007 to September 2007, Mr. Turner served as a member of the board of directors of NovaCardia, Inc., a private company, and currently serves on the board of directors of Sequel Pharmaceuticals, a private company formed in connection with the sale of NovaCardia to Merck & Co., Inc. in September 2007. From December 1999 to November 2006, Mr. Turner served in various capacities at Myogen, Inc., a publicly held biopharmaceutical company, which was acquired by Gilead Sciences, Inc., or Gilead, in November 2006. From November 2006, to January 2007, Mr. Turner served in a transition capacity at Myogen following Myogen’s acquisition by Gilead. Prior to Myogen’s acquisition by Gilead, from December 1999 to November 2006, Mr. Turner served initially as Myogen’s acting chief financial officer in a part-time capacity, and, from September 2000, as the chief financial officer of Myogen. Mr. Turner also served as senior vice president of finance and administration of Myogen from December 2003 to November 2006, and as vice president of finance and administration from September 2000 to November 2003. From July 1999 to May 2000, Mr. Turner was an independent strategic consultant to emerging companies. From November 1997 to June 1999, Mr. Turner worked at Centaur Pharmaceuticals, a biopharmaceutical company, where he served in several positions, including vice president of finance and chief financial officer. From March 1992 to October 1997, Mr. Turner served as vice president, finance and chief financial officer of Cortech, Inc., a biopharmaceutical company. Previously, Mr. Turner spent 12 years with Eli Lilly and Company, where he held a variety of financial management positions both within the United States and abroad. Mr. Turner holds an M.A. in molecular, cellular and developmental biology from the University of Colorado and an M.B.A. from the University of North Carolina at Chapel Hill and a B.A. in chemistry from Swarthmore College.
     A copy of the press release announcing Mr. Turner’s appointment as a member of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated December 17, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: December 17, 2007	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 17, 2007